FIFTH AMENDMENT TO SECOND AMENDED AND RESTATED TERM LOAN AGREEMENT

THIS FIFTH AMENDMENT TO SECOND AMENDED AND RESTATED TERM LOAN AGREEMENT (this “Amendment”) dated as of December 1, 2021, is by and among POTLATCHDELTIC CORPORATION, a Delaware corporation (“PotlatchDeltic”), POTLATCHDELTIC FOREST HOLDINGS, INC., a Delaware corporation (“Potlatch Forest”) and POTLATCHDELTIC LAND & LUMBER, LLC, a Delaware limited liability company and a taxable REIT subsidiary of PotlatchDeltic (“Potlatch Land & Lumber”, and, together with PotlatchDeltic and Potlatch Forest, the “Borrowers”), the Guarantors party hereto, the Lenders identified on the signature pages hereto, the Voting Participants identified on the signature pages hereto and NORTHWEST FARM CREDIT SERVICES, PCA, as Administrative Agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H

WHEREAS, term loan facilities have been established in favor of the Borrowers pursuant to the terms of that certain Second Amended and Restated Term Loan Agreement dated as of March 22, 2018 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Existing Term Loan Agreement” and as amended by this Amendment, the “Amended Term Loan Agreement”) among the Borrowers, the guarantors from time to time party thereto (the “Guarantors”), the Lenders from time to time party thereto (the “Lenders”) and the Administrative Agent;

WHEREAS, the Borrowers have requested that the Lenders amend the Existing Term Loan Agreement to provide for the making of a $40,000,000 Term Loan (the “Term Loan P”) to the Borrowers; and

WHEREAS, the Lenders party hereto have agreed to provide the Term Loan P and to amend the Existing Term Loan Agreement on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.
Defined Terms. Capitalized terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Amended Term Loan Agreement.

2.
Amendment. Subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, the Existing Term Loan Agreement is hereby amended as follows:

(a)
The definition of “Applicable Rate” in Section 1.01 of the Term Loan Agreement is hereby amended and restated in its entirety to read as follows:

“Applicable Rate” means, with respect to:

(a)
[reserved].

(b)
[reserved].

(c)
[reserved].

(d)
[reserved].

(e)
the Term Loan F, the fixed rate of 4.29% per annum.

(f)
the Term Loan G, the fixed rate of 4.49% per annum.

(g)
the Term Loan H, the fixed rate of 4.64% per annum.

(h)
the Term Loan I, 3-month LIBOR plus 2.15% per annum.

(i)
the Term Loan J, the fixed rate of 4.05% per annum.

(j)
the Term Loan K, (i) with respect to the initial interest period beginning on the Restatement Date and ending on April 1, 2018, LIBOR plus 1.95% per annum and (ii) thereafter, 1-month LIBOR plus 1.95% per annum.

(k)
the Term Loan L, (i) with respect to the initial interest period beginning on the Restatement Date and ending on April 1, 2018, LIBOR plus 1.95% per annum and (ii) thereafter, 1-month LIBOR plus 1.95% per annum.

(l)
the Term Loan M, (i) with respect to the initial interest period beginning on the First Amendment Effective Date and ending on February 1, 2019, LIBOR plus 1.85% per annum and (ii) thereafter, 1-month LIBOR plus 1.85% per annum.

(m)
the Term Loan N, 1-month LIBOR plus 1.85% per annum.

(n)
the Term Loan O, 1-month LIBOR plus 2.10% per annum.

(o)
the Term Loan P, 1-month LIBOR plus 2.10% per annum.

(b)
The definition of “Commitment” in Section 1.01 of the Term Loan Agreement is hereby amended and restated in its entirety to read as follows:

“Commitment” means, with respect to each Lender, its Term Loan K Commitment, Term Loan L Commitment and/or any Incremental Term Loan Commitment and/or Term Loan M Commitment and/or Term Loan N Commitment and/or Term Loan O Commitment and/or Term Loan P Commitment, as applicable.

(c)
The definition of “Fee Letter” in Section 1.01 of the Term Loan Agreement is hereby amended to (i) delete the word “and” appearing at the end of clause (e), (ii) delete the “.” at the end of clause (f) and replace it with “and” and (iii) add the following new clause (g) immediately following clause (f):

(g) the letter agreement, dated as of December 1, 2021, between PotlatchDeltic and the Administrative Agent.

(d)
The definition of “Interest Payment Date” in Section 1.01 of the Term Loan Agreement is hereby amended and restated in its entirety to read as follows:

“Interest Payment Date” means (a) with respect to the Term Loan F, Term Loan G, Term Loan H and Term Loan I, the first day of each January, April, July and October and the Maturity Date, (b) with respect to the Term Loan J, the first day of each March and September and the Maturity Date and (c) with respect to the Term Loan K, Term Loan L, Term Loan M, Term Loan N, Term Loan O and Term Loan P, the first day of each month and the Maturity Date.

(e)
The definition of “LIBOR” in Section 1.01 of the Term Loan Agreement is hereby amended and restated in its entirety to read as follows:

“LIBOR” means the rate per annum as of 11:00 a.m. (London time) on the day that is two (2) Business Days prior to the first day of any interest period, as determined by the Administrative Agent, at which deposits in Dollars for the relevant interest period are offered as determined by the ICE Benchmark Administration (or any successor thereto or any other readily available service selected by the Administrative Agent that has been approved by the ICE Benchmark Administration as an authorized information vendor for purposes of displaying rates); provided, that, subject to Section 3.03 in the event the ICE Benchmark Administration ceases to provide such quotations (as determined by the Administrative Agent), the foregoing rate of interest shall mean any similar successor rate designated by the Administrative Agent in its reasonable discretion. For the purposes of this Agreement, (a) the Term Loan I LIBOR Loans will have an interest period of three months, and (b) the Term Loan K, Term Loan L, Term Loan M, Term Loan N, Term Loan O and Term Loan P LIBOR Loans will have an interest period of one month (other than with respect to (x) in each case, the final interest period, which shall commence on the last Interest Payment Date prior to the applicable Maturity Date and end on the applicable Maturity Date, (y) the Term Loan N (i) for which the initial interest shall begin on the Second Amendment Effective Date and shall mature on January 1, 2020 and (ii) upon the expiration of such initial interest period, the Term Loan N shall automatically continue as another LIBOR Loan having an interest period of one month) and LIBOR will reset on each Interest Payment Date. Notwithstanding the foregoing, if LIBOR shall be less than zero, such rate shall be deemed zero for the purposes of this Agreement; provided that, solely with respect to the Term Loan I, Term Loan K, Term Loan L, Term Loan M, Term Loan N, Term Loan O and Term Loan P, LIBOR may be less than zero so long as there is a corresponding Swap Contract in place relating to such Term Loan I, Term Loan K, Term Loan L, Term Loan M, Term Loan N, Term Loan O or Term Loan P as applicable, that does not have a floor of zero.

(f)
The definition of “LIBOR Loans” in Section 1.01 of the Term Loan Agreement is hereby amended and restated in its entirety to read as follows:

“LIBOR Loans” means the Term Loan I, Term Loan K, Term Loan L, Term Loan M, Term Loan N, Term Loan O and Term Loan P and any other Loans for which Applicable Rate is determined with 3-month or 1-month LIBOR.

(g)
In the definition of “LIBOR Successor Rate” the reference to “Section 3.03” is hereby amended to change the reference to “Section 3.03(b)(iii)”.

(h)
The definition of “Loan” in Section 1.01 of the Term Loan Agreement is hereby amended and restated in its entirety to read as follows:

“Loan” means Term Loan F, Term Loan G, Term Loan H, Term Loan I, Term Loan J, Term Loan K, Term Loan L, Term Loan M, Term Loan N, Term Loan O, Term Loan P and/or any Incremental Term Loan, as applicable.

(i)
The definition of “Maturity Date” in Section 1.01 of the Term Loan Agreement is hereby amended and restated in its entirety to read as follows:

“Maturity Date” means, with respect to:

(a)
[reserved];

(b)
[reserved];

(c)
[reserved];

(d)
[reserved];

(e)
the Term Loan F, December 1, 2022;

(f)
the Term Loan G, December 1, 2023;

(g)
the Term Loan H, November 1, 2024;

(h)
the Term Loan I, February 1, 2026;

(i)
the Term Loan J, August 27, 2025;

(j)
the Term Loan K, March 22, 2028;

(k)
the Term Loan L, March 22, 2028;

(l)
the Term Loan M, January 1, 2029;

(m)
the Term Loan N, November 1, 2029;

(n)
the Term Loan O, November 1, 2030;

(o)
the Term Loan P, November 1, 2031.

(j)
In the definition of “Potlatch Timber” the reference to “prelimary” is hereby amended to change the reference to “preliminary”.

(k)
The definition of “Revolving Credit Agreement” in Section 1.01 of the Term Loan Agreement is hereby amended and restated in its entirety to read as follows:

“Revolving Credit Agreement” means that certain Second Amended and Restated Credit Agreement (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time) dated as of February 14, 2018, among the Borrowers, the Guarantors from time to time party thereto, KeyBank National Association, as administrative agent, and the Lenders party thereto.

(l)
The definition of “Term Loans” in Section 1.01 of the Term Loan Agreement is hereby amended and restated in its entirety to read as follows:

“Term Loans” means, collectively, Term Loan F, Term Loan G, Term Loan H, Term Loan I, Term Loan J, Term Loan K, Term Loan L, Term Loan M, Term Loan N, Term Loan O, and Term Loan P and any Incremental Term Loans.

(m)
The following new definitions are hereby added to Section 1.01 of the Term Loan Agreement in the appropriate alphabetical order:

“Existing LIBOR Loan” means any LIBOR Loan other than the Term Loan P.

“Existing Term Loan” means any Term Loan that is not the Term Loan P.

“Fifth Amendment” means that certain Fifth Amendment to the Agreement dated as of December 1, 2021, by and among the Borrowers, the Guarantors party thereto, the Lenders party thereto, the Voting Participants party thereto and the Administrative Agent.

“Fifth Amendment Effective Date” means December 1, 2021.

“Term Loan P” has the meaning specified in Section 2.01(p).

“Term Loan P Commitment” means, as to each Lender, its obligations to make its portion of the Term Loan P to the Borrowers pursuant to Section 2.01 in the principal amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

(n)
In Section 1.01 of the Term Loan Agreement, the definitions of “Delayed Funding Date” and “Term Loan E” are hereby deleted in their entirety.

(o)
Section 2.01 of the Term Loan Agreement is hereby amended by (i) amending and restating Section 2.01(e) to read as “(e) [Reserved].” and (ii) to add the following new clause (p) immediately following clause (o):

(p) Term Loan P. Subject to the terms and conditions set forth herein, each Lender with a Term Loan P Commitment severally agrees to make, on the Fifth Amendment Effective Date, its portion of a separate FORTY MILLION DOLLAR ($40,000,000) term loan (identified as Loan 6388078 by NWFCS) to the Borrowers in Dollars in an amount not to exceed such Lender’s Term Loan P Commitment (“Term Loan P”).

(p)
Section 2.02 of the Term Loan Agreement is hereby amended and restated in its entirety to read as follow:

2.02 Borrowings.

Each Lender made the amount of its Applicable Percentage of Term Loan F, Term Loan G and Term Loan H available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office on December 5, 2014. Each Lender made the amount of its Applicable Percentage of Term Loan I available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office on February 29, 2016. Each Loan Notice shall specify (i) the applicable Borrower to which the proceeds of the Loan shall be disbursed, (ii) the requested date of the Borrowing (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed by such Borrower and (iv) if applicable, the duration of the interest period with respect thereto. Each Lender shall make the amount of its Applicable Percentage of each of the Term Loan K and the Term Loan L available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 12:00 noon on the Restatement Date. Each Lender shall make the amount of its Applicable Percentage of Term Loan M available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 12:00 noon on the First Amendment Effective Date. Each Lender shall make the amount of its Applicable Percentage of Term Loan N available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 12:00 noon on the Second Amendment Effective Date. Each Lender shall make the amount of its Applicable Percentage of Term Loan O available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 12:00 noon on the Fourth Amendment Effective Date. Each Lender shall make the amount of its Applicable Percentage of Term Loan P available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 12:00 noon on the Fifth Amendment Effective Date. Upon satisfaction of the applicable conditions set forth in Section 4.02, the Administrative Agent shall make all funds so received available to the applicable Borrower designated to receive the proceeds of the Loan in the Loan Notice in like funds as received by the Administrative Agent either by (i) crediting the account of the applicable Borrower on the books of NWFCS with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Administrative Borrower.

(q)
Section 2.06(c) of the Term Loan Agreement is hereby amended by (i) replacing the reference to “Term Loan O” with “Term Loan P” and (ii) replacing the reference to “January 1, 2021” with “January 1, 2022”.
(r)
Section 3.03 of the Term Loan Agreement is hereby amended and restated in its entirety to read as follows:

3.03 Inability to Determine Rate.

(a) Solely with respect to any Existing Term Loans and notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Required Lenders reasonably determine that for any reason in connection with any request for a LIBOR Loan other than the Term Loan P or a continuation thereof that (a) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and interest period of such LIBOR Loan, (b) adequate and reasonable means do not exist for determining LIBOR for any requested interest period with respect to a proposed LIBOR Loan, or (c) LIBOR for any requested interest period with respect to a proposed LIBOR Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Administrative Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain LIBOR Loans (other than the Term Loan P) shall be suspended and, notwithstanding anything in this Agreement to the contrary, (i) all unfunded LIBOR Loans (other than the Term Loan P) shall be funded instead as Base Rate Loans, (ii) all then Existing LIBOR Loans shall be automatically converted to Base Rate Loans on the next Interest Payment Date and (iii) all such Loans shall remain Base Rate Loans until the Interest Payment Date following the date the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice, at which time all such Base Rate Loans shall automatically be converted back to LIBOR Loans.

(b) Solely with respect to the Existing Term Loans and notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrowers or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Borrowers) that the Borrowers or Required Lenders have determined, that:

(i) adequate and reasonable means do not exist for ascertaining LIBOR for any requested interest period, including, without limitation, because the applicable LIBOR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(ii) the ICE Benchmark Administration or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which LIBOR shall no longer be made available, or used for determining the interest rate of loans (such specific date, the “Scheduled Unavailability Date”), or

(iii) syndicated loans currently being executed, or that include language similar to that contained in this Section, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR, then, reasonably promptly after such determination by the Administrative Agent or receipt by the Administrative Agent of such notice, as applicable, the Administrative Agent and the Borrower may amend this Agreement to replace LIBOR with an alternate benchmark rate (including any mathematical or other adjustments to the benchmark (if any) incorporated therein) (any such proposed rate, a “LIBOR Successor Rate”), together with any proposed LIBOR Successor Rate Conforming Changes and any such amendment shall become effective at 5:00 p.m. (New York time) on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders do not accept such amendment.

If no LIBOR Successor Rate has been determined and the circumstances under clause (i) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain LIBOR Loans (other than the Term Loan P) shall be suspended, (to the extent of the affected Existing LIBOR Loans or interest periods). Upon receipt of such notice, the Borrower may revoke any pending request for a conversion to or continuation of LIBOR Loans (other than the Term Loan P and to the extent of the affected Existing LIBOR Loans or interest periods) or, failing that, will be deemed to have converted such request into a request for a conversion to Base Rate Loans or continuation of Base Rate Loans (subject to the foregoing clause (y)) in the amount specified therein.

Notwithstanding anything else herein, any definition of LIBOR Successor Rate shall provide that in no event shall such LIBOR Successor Rate be less than zero for purposes of this Agreement (other than with respect to the Term Loan I, Term Loan K, Term Loan L, Term Loan M, Term Loan N and/or Term Loan O for so long as there is a corresponding Swap Contract in place relating to such Term Loan I, Term Loan K, Term Loan L, Term Loan M, Term Loan N, and/or Term Loan O, as applicable, that does not have a floor of zero).

For the avoidance of doubt, this Section 3.03(b) shall apply solely to the Existing Term Loans and shall not apply to the Term Loan P.

(c) Solely with respect to the Term Loan P and notwithstanding anything to the contrary herein or in any other Loan Document:

(i) Replacing LIBOR. On March 5, 2021 the Financial Conduct Authority (“FCA”), the regulatory supervisor of LIBOR’s administrator (“IBA”), announced in a public statement the future cessation or loss of representativeness of 1-month and 3-month, LIBOR tenor settings. On the earlier of (A) the date that all Available Tenors of LIBOR have either permanently or indefinitely ceased to be provided by

IBA or have been announced by the FCA pursuant to public statement or publication of information to be no longer representative and (B) the Early Opt-in Effective Date, if the then-current Benchmark with respect to the Term Loan P is LIBOR, the Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any setting of such Benchmark on such day and all subsequent settings without any amendment to, or further action or consent of any other party to this Agreement or any other Loan Document. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a monthly basis.

(ii) Replacing Future Benchmarks. Upon the occurrence of a Benchmark Transition Event, the Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 3:00 p.m. on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from the Required Lenders. At any time that the administrator of the then-current Benchmark has permanently or indefinitely ceased to provide such Benchmark or such Benchmark has been announced by the regulatory supervisor for the administrator of such Benchmark pursuant to public statement or publication of information to be no longer representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored, the Borrowers may revoke any request for a borrowing of, conversion to or continuation of Loans to be made, converted or continued that would bear interest by reference to such Benchmark until the Borrowers’ receipt of notice from the Administrative Agent that a Benchmark Replacement has replaced such Benchmark, and, failing that, the Borrowers will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate loans. During the period referenced in the foregoing sentence, the component of the Alternative Base Rate based upon the Benchmark will not be used in any determination of the Alternative Base Rate.

(iii) Benchmark Replacement Conforming Changes. In connection with the implementation and administration of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(iv) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrowers and the Lenders of (A) a Term SOFR Transition Event , (B) the implementation of any Benchmark Replacement, and (C) the effectiveness of any Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.03(c), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 3.03(c).

(v) Unavailability of Tenor of Benchmark. At any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including Term SOFR or USD LIBOR), then the Administrative Agent may remove any tenor of such Benchmark that is unavailable or non-representative for Benchmark (including Benchmark Replacement) settings and (B) the Administrative Agent may reinstate any such previously removed tenor for Benchmark (including Benchmark Replacement) settings.

(vi) Climb the Waterfall. Notwithstanding anything to the contrary herein or in any other Loan Document and subject to the proviso below in this clause (vi), if a Term SOFR Transition Event and Term SOFR Transition Date have occurred, then clause (A)(1) of the definition of Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Loan Document in respect of any setting of such Benchmark on such date and all subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document; provided that, this clause (vi) shall not be effective unless the Administrative Agent has delivered to the Lenders and the Borrowers a Term SOFR Notice.

(vii) Definitions. As used in this Section 3.03(c):

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an interest period or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date.

“Benchmark” means, initially, LIBOR; provided that if a replacement of the Benchmark has occurred pursuant to this Section 3.03(c), then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.

“Benchmark Replacement” means, for any Available Tenor:

(A) For purposes of Section 3.03(c), the first alternative set forth below that can be determined by the Administrative Agent:

(1) the sum of: (x) Term SOFR and (y) 0.11448% (11.448 basis points) for an Available Tenor of one-month’s duration and 0.26161% (26.161 basis points) for an Available Tenor of three-months’ duration, or

(2) the sum of: (x) Daily Simple SOFR and (y) the spread adjustment selected or recommended by the Relevant Governmental Body for the replacement of the tenor of USD LIBOR with a SOFR-based rate having approximately the same length as the interest payment period specified in Section 3.03(a); and

(B) For purposes of Section 3.03(c)(ii), the sum of (1) the alternate benchmark rate and (2) an adjustment (which may be a positive or negative value or zero), in each case, that has been selected by the Administrative Agent and the Borrowers as the replacement for such Available Tenor of such Benchmark giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by the Relevant Governmental Body, for U.S. dollar-denominated syndicated credit facilities at such time;

provided that, if the Benchmark Replacement as determined pursuant to clause (A) or (B) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternative Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Transition Event” means, with respect to any then-current Benchmark other than LIBOR, the occurrence of a public statement or publication of information by or on behalf of the administrator of the then-current Benchmark, the regulatory supervisor for the administrator of such Benchmark, the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark, a resolution authority with jurisdiction over the administrator for such Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark, announcing or stating that (A) such administrator has ceased or will cease on a specified date to provide all Available Tenors of such Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark or (B) all Available Tenors of such Benchmark are or will no longer be representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

“Early Opt-in Effective Date” means, with respect to any Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 3:00 p.m. on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from the Required Lenders.

“Early Opt-in Election” means the occurrence of:

(A) a notification by the Administrative Agent to (or the request by the Borrowers to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding U.S. dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and

(B) the joint election by the Administrative Agent and the Borrowers to trigger a fallback from LIBOR and the provision by the Administrative Agent of written notice of such election to the Lenders.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to LIBOR; provided that, if no such benchmark rate floor is provided in this Agreement, the “Floor” shall be zero.

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

“SOFR” means a rate per annum equal to the secured overnight financing rate for such Business Day published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org (or any successor source for the secured overnight financing rate identified as such by the administrator of the secured overnight financing rate from time to time).

“Term SOFR” means, for the applicable corresponding tenor, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Term SOFR Notice” means a notification by the Administrative Agent to the Lenders and the Borrowers of the occurrence of a Term SOFR Transition Event.

“Term SOFR Transition Event” means the determination by the Administrative Agent that (A) Term SOFR has been recommended for use by the Relevant Governmental Body, (B) the administration of Term SOFR is administratively feasible for the Administrative Agent and (C) replacement of LIBOR has previously occurred in accordance with Section 3.3(c) resulting in a Benchmark Replacement under clause (A)(2) of the definition of Benchmark Replacement.

“Term SOFR Transition Date” means, with respect to a Term SOFR Transition Event, the date that is thirty (30) days (or such later date as the

Administrative Agent may specify in the Term SOFR Notice) after the date the Term SOFR Notice is provided by the Administrative Agent to the Lenders and the Administrative pursuant to Section 3.3(c)(vi).

For the avoidance of doubt, this Section 3.03(c) shall apply solely to the Term Loan P and shall not apply to any Existing Term Loan.

(d) LIBOR Reset. On the third, sixth and ninth anniversaries of (i) the Restatement Date, solely with respect to Term Loan F, Term Loan G, Term Loan H, Term Loan I, Term Loan J, Term Loan K and Term Loan L (ii) the First Amendment Effective Date, solely with respect to Term Loan M, (iii) the Second Amendment Effective Date solely with respect to Term Loan N and (iv) the Fourth Amendment Effective Date solely with respect to Term Loan O (or such other date approximately preceding any such date as Administrative Agent and the Borrowers may agree) (each such date, a “Reset Reference Point”) Administrative Agent (A) shall determine the difference (in basis points), if any, between the Current Cost of Funds (as defined below) as of such Reset Reference Point and the Restatement Date Cost of Funds (as defined below) and (B) thereafter shall promptly notify the Lenders and the Borrowers of such difference by delivering a certificate in form and substance mutually acceptable to Administrative Agent and the Borrowers. LIBOR shall be increased or decreased, as applicable, by the amount of such difference (in a like amount of basis points), which increase or decrease shall commence from and as of such Reset Reference Point and shall remain in effect until the next Reset Reference Point; provided that in no event shall LIBOR for any interest period be reduced below zero; provided, further, that solely with respect to the Term Loan I, Term Loan K, Term Loan L, Term Loan M, Term Loan N and/or Term Loan O, LIBOR may be less than zero so long as there is a corresponding Swap Contract with a Lender, Voting Participant or Affiliate of a Lender or Voting Participant in place relating to such Term Loan I, Term Loan K, Term Loan L, Term Loan M, Term Loan N and/or Term Loan O, as applicable, that does not have a floor of zero. As used in this subsection (c):

“Current Cost of Funds” means, as of any Reset Reference Point, the amount (in basis points and which amount shall be set forth as a negative number if the amount in the following clause (x) is less than the amount in the subsequent clause (y)), if any, by which (x) the LIBOR Floating Note Rate differs from (y) LIBOR for an interest period of one month, in each case determined as of the date that is two Business Days prior to such Reset Reference Point.

“Restatement Date Cost of Funds” means, (a) as of the Restatement Date, 4 basis points, which is the amount by which (x) the LIBOR Floating Note Rate differs from (y) LIBOR for an interest period of one month, in each case determined as of the date that is two Business Days prior to the Restatement Date, (b) as of the First Amendment Effective Date with respect to the Term Loan M, 4 basis points, which is the amount by which (x) the LIBOR Floating Note Rate differs from (y) LIBOR for an interest period of one month, in each case determined as of the date that is two Business Days prior to the First Amendment Effective Date, (c) as of the

Second Amendment Effective Date with respect to the Term Loan N, 35 basis points, which is the amount by which (x) the LIBOR Floating Note Rate differs from (y) LIBOR for an interest period of one month, in each case determined as of the date that is two Business Days prior to the Second Amendment Effective Date or (d) as of the Fourth Amendment Effective Date with respect to the Term Loan O, 7 basis points, which is the amount by which (x) the LIBOR Floating Note Rate differs from (y) LIBOR for an interest period of one month, in each case determined as of the date that is two Business Days prior to the Fourth Amendment Effective Date.

“LIBOR Floating Note Rate” means, as of any date of determination, the estimated funding cost (not the actual sale price), including standard underwriting fees, for new three-year debt Securities indexed to the one-month LIBOR issued by the Farm Credit Funding Corporation into the primary market based on market observations on such date indicated at approximately 9:30 a.m., New York City time; it being understood that such indications represent the Farm Credit Funding Corporation’s best estimate of the cost of new debt issuances based on a combination of daily surveys of selected farm credit selling group members (participating bond dealers) and ongoing monitoring of the fixed income markets for actual, recent, primary market issuance by other government- sponsors of similar bonds and notes and pricing within related derivative markets, particularly the interest rate swap market. Historical information on such funding costs is available, for the prior week, on the Farm Credit Funding Corporation’s website http://www.farmcreditfunding.com/ffcb_live/fundingCostIndex.html) under the “Output” tab of the most recent spreadsheet. Notwithstanding the foregoing, if, in connection with any Reset Reference Point, new floating rate (indexed to the one-month LIBOR or three-month LIBOR, as applicable) debt securities with a three (3) year term are not then being issued into the primary market by the Farm Credit Funding Corporation, then “LIBOR Floating Note Rate” shall mean NWFCS’ best estimate of the cost of such debt securities based on market observations of synthetic (swaps) floating rate indications for similar debt securities or such other replacement benchmark as the Administrative Agent and the Borrowers may mutually agree upon.

By way of example, assuming the Restatement Date Cost of Funds is 15 basis points, (a) if the Current Cost of Funds as of a Reset Reference Point is 35 basis points, then LIBOR for any interest period shall be increased by 20 basis points commencing from and as of such Reset Reference Point, and (b) if the Current Cost of Funds as of a Reset Reference Point is –5 basis points (i.e., the LIBOR Floating Note Rate is 5 basis points less than LIBOR for an interest period of one month, in each case as of such Reset Reference Point), then LIBOR shall be decreased (but not below zero) by 20 basis points commencing from and as of such Reset Reference Point

(s)
Section 5.05 of the Term Loan Agreement is hereby amended and restated in its entirety to read as follows:

5.05 No Conflicts.

Neither the execution and delivery of the Loan Documents, nor the consummation of the transactions contemplated therein, nor performance of and compliance with the terms and provisions thereof by such Loan Party will (a) violate or conflict with any provision of its articles or certificate of incorporation or bylaws or other organizational or governing documents of such Person, (b) violate, contravene or materially conflict with any Law or any other law, regulation (including, without limitation, Regulation U or Regulation X), order, writ, judgment, injunction, decree or permit applicable to it, (c) violate, contravene or conflict with contractual provisions of, or cause an event of default under, any material indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which it is a party or by which it may be bound or (d) result in or require the creation of any Lien upon or with respect to its properties

(t)
Section 10.21 of the Term Loan Agreement is hereby amended to be retitled Section 10.22 and a new Section 10.21 is hereby added to the Term Loan Agreement immediately preceding Section 10.22 to read as follows:

10.21 Rates Disclaimer. The Administrative Agent does not warrant or accept responsibility for, and each of the parties to this Agreement hereby acknowledge and agree (for the benefit of the Administrative Agent) that the Administrative Agent shall not have any liability with respect to (a) the administration of, submission of, calculation of or any other matter related to rates in the definition of “LIBOR” or “Adjusted LIBOR Rate”, “Term SOFR”, “Daily Simple SOFR”, or any other SOFR-based replacement rate, any component definition thereof or rates referenced in the definition thereof or any alternative, comparable or successor rate thereto (including any then-current Benchmark or any Benchmark Replacement), including whether the composition or characteristics of any such alternative, comparable or successor rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, any other Benchmark, (b) the effect, implementation or composition of any Benchmark Replacement Conforming Changes, or (c) any potential non-compliance with applicable Laws (including, without limitation, to the extent applicable, the Regulation (EU) 2016/1011 of the European Parliament and of the Council, as amended) in the methodology for calculating LIBOR as set forth in the definition thereof.

(u)
Schedule 2.01 to the Existing Term Loan Agreement is hereby amended to be supplemented with the information set forth on Schedule 2.01 attached hereto.

3. Conditions Precedent. This Amendment shall become effective upon the satisfaction of the following conditions:

(a)
Receipt by the Administrative Agent of counterparts of this Amendment duly executed by the Borrowers, the Guarantors, the Administrative Agent, the Required Lenders, the Voting Participants and each Lender with a Term Loan P Commitment;

(b)
Receipt by the Administrative Agent of the following:

(i) a certificate of each Loan Party dated as of the Fifth Amendment Effective Date signed by a Responsible Officer of such Loan Party (A) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to the Term Loan P, as well as a such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and is validly existing, in good standing and qualified to engage in business in the jurisdiction of its incorporation or organization and (B) certifying that, before and after giving effect to the Term Loan P, (x) the representations and warranties contained in Article V of the Amended Term Loan Agreement and the other Loan Documents are true and correct as of such date, and except that for purposes hereof, the representations and warranties contained in subsections (a) and (b) of Section 5.01 of the Amended Term Loan Agreement shall be deemed to refer to the most recent financial statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01 of the Amended Term Loan Agreement, and (y) no Default exists;

(ii) a Note executed by each of the Borrowers in favor of each Lender requesting a Note for the Term Loan P; and

(iii) (A) a legal opinion of Michele L. Tyler, Vice President, General Counsel and Corporate Secretary of the Borrowers and Guarantors, and (B) a legal opinion of Perkins Coie LLP, special counsel to the Borrowers, in each case dated as of the Fifth Amendment Effective Date and in form and substance reasonably satisfactory to the Administrative Agent.

(c) The payment by the Borrowers of all fees and expenses due and payable as of the Fifth Amendment Effective Date, including the reasonable out-of-pocket costs and expenses of the Administrative Agent and the reasonable fees and expenses of Moore & Van Allen PLLC, special counsel to the Administrative Agent.

4.
Representations and Warranties. The Loan Parties hereby, jointly and severally, represent and warrant that:

(a) the representations and warranties contained in Article V of the Amended Term Loan Agreement are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct as of such earlier date, and except that for purposes hereof, the representations and warranties contained in Sections 5.01(a) and (b) of the Amended Term Loan Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Amended Term Loan Agreement,

(b) no Default exists under the Amended Term Loan Agreement on and as of the date hereof and after giving effect to this Amendment,

(c) this Amendment has been duly executed and delivered by each Loan Party and constitutes a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(d) this Amendment constitutes the legal, valid and binding obligation of each Loan Party, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(e) the execution, delivery and performance of this Amendment by each Loan Party will not: (i) contravene the terms of any provision of its articles or certificate of incorporation or bylaws or other organizational or governing documents of such Loan Party; (ii) violate, contravene or materially conflict with any Law or any other law, regulation (including, without limitation, Regulation U or Regulation X), order, writ, judgment, injunction, decree or permit applicable to it, (iii) violate, contravene or conflict with contractual provisions of, or cause an event of default under, any material indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which it is a party or by which it may be bound or (iv) result in or require the creation of any Lien upon or with respect to its properties.

5.
No Other Changes; Ratification. Except as expressly modified or waived hereby, all of the terms and provisions of the Amended Term Loan Agreement (including the schedules and exhibits thereto) and the other Loan Documents shall remain in full force and effect. The term “this Agreement” or “Term Loan Agreement” and all similar references as used in each of the Loan Documents shall hereafter mean the Amended Term Loan Agreement as amended by this Amendment. Except as herein specifically agreed, the Amended Term Loan Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

6. Counterparts; Facsimile/Email. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart. Delivery of an executed counterpart of this Amendment by telecopy or electronic mail by any party hereto shall be effective as such party’s original executed counterpart.

7. Loan Modification. By its execution of this Amendment, the Borrowers hereby authorize the Administrative Agent to consider this Amendment its application for loan modification on the terms and conditions set forth herein.

8. Governing Law. This Amendment shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of New York.

9. Entirety. This Amendment and the other Loan Documents embody the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof. These Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no oral agreements between the parties.

10. Loan Document. This Amendment is a Loan Document.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWERS: POTLATCHDELTIC CORPORATION,

a Delaware corporation

By: /s/ Jerald W. Richards_________________

Name: Jerald W. Richards

Title: Vice President and Chief Financial Officer

POTLATCHDELTIC FOREST HOLDINGS, INC.,

a Delaware corporation

By: /s/ Jerald W. Richards_________________

Name: Jerald W. Richards

Title: Vice President and Chief Financial Officer

POTLATCHDELTIC LAND & LUMBER, LLC,

a Delaware limited liability company

By: /s/ Jerard W. Richards_________________

Name: Jerald W. Richards

Title: Vice President and Chief Financial Officer

PotlatchDeltic Corporation

fifth Amendment to Second Amended and Restated Term Loan Agreement

GUARANTORS: POTLATCHDELTIC TIMBER, LLC,

a Delaware limited liability company

By: /s/ Jerald W. Richards _________________

Name: Jerald W. Richards

Title: Vice President and Chief Financial Officer

POTLATCH TIMBERLANDS, LLC,

a Delaware limited liability company

By: /s/ Jerald W. Richards_________________

Name: Jerald W. Richards

Title: Vice President and Chief Financial Officer

POTLATCH LAKE STATES TIMBERLANDS, LLC

a Delaware limited liability company

By: /s/ Jerald W. Richards _______________

Name: Jerald W. Richards

Title: Vice President and Chief Financial Officer

POTLATCH MINNESOTA TIMBERLANDS, LLC

a Delaware limited liability company

By: /s/ Jerald W. Richards_________________

Name: Jerald W. Richards

Title: Vice President and Chief Financial Officer

POTLATCHDELTIC MANUFACTURING, LLC

an Arkansas limited liability company

By: /s/ Jerald W. Richards_________________

Name: Jerald W. Richards

Title: Vice President and Chief Financial Officer

ADMINISTRATIVE AGENT

AND LENDERS: NORTHWEST FARM CREDIT SERVICES, PCA, as Administrative Agent and a Lender

By: /s/ Suann Harris_________________________

Name: Suann Harris

Title: Relationship Manager, VP – Forest Products

AMERICAN AGCREDIT, FLCA,

as a Lender and Voting Participant

By: /s/ Michael J. Balok_

Name: Michael J. Balok

Title: Vice President

COBANK, FCB,

as a Voting Participant

By: /s/ Robert Prickett

Name: Robert Prickett

Title: Vice President

FARM CREDIT EAST, ACA,

as a Voting Participant

By: /s/ Benjamin Thompson

Name: Benjamin Thompson

Title: Vice President

FARM CREDIT SERVICES OF AMERICA, FLCA,

as a Voting Participant

By: /s/ Jeremy Gall

Name: Jeremy Gall

Title: Vice President

FARM CREDIT WEST, FLCA,

as a Voting Participant

By: /s/ Nathan Garcin

Name: Nathan Garcin

Title: Vice President, Capital Markets

FARM CREDIT MID-AMERICA, FLCA,

as a Voting Participant

By: /s/ Tabatha Hamilton

Name: Tabatha Hamilton

Title: Vice President Food and Agribusiness

CAPITAL FARM CREDIT, FLCA,

as a Voting Participant

By: /s/ Amy Drazin

Name: Amy Drazin

Title: Associate Director, Syndications

AGFIRST FARM CREDIT BANK,

as a Voting Participant

By: /s/ Michael C. Hawkins

Name: Michael C. Hawkins

Title: AVP

AGCOUNTRY FARM CREDIT SERVICES, FLCA (f/k/a FCS Commercial Finance Group, for AgCountry Farm Credit Services, FLCA),

as a Voting Participant

By: /s/ Lisa Caswell

Name: Lisa Caswell

Title: Vice President

AGRIBANK, FCB,

as a Voting Participant

By: /s/ Galen Herr

Name: Galen Herr

Title: Vice President Credit – Lending Programs

FARM CREDIT SERVICES OF WESTERN ARKANSAS, FLCA,

as a Voting Participant

By: /s/ Charlie McConnell

Name: Charlie McConnell

Title: SVP – Chief Lending Officer

FRESNO-MADERA FEDERAL LAND BANK ASSOCIATION, FLCS,

as a Voting Participant

By: /s/ Daniel Kiggins

Name: Daniel Kiggins

Title: SVP

WESTERN AGCREDIT, FLCA,

as a Voting Participant

By: /s/ Jonathan Howard

Name: Jonathan Howard

Title: Vice President

FARM CREDIT OF NEW MEXICO, FLCA,

as a Voting Participant

By: /s/ Clarissa Shiver

Name: Clarissa Shiver

Title: VP Credit-Participations

GREENSTONE FARM CREDIT SERVICES, FLCA,

as a Voting Participant

By: /s/ Shane Prichard

Name: Shane Prichard

Title: VP of Capital Markets

YOSEMITE LAND BANK, FLCA,

as a Voting Participant

By: /s/ Tracy A. DeAngelo

Name: Tracy A. DeAngelo

Title: SVP – Capital Markets

COMPEER FINANCIAL, FLCS,

as a Voting Participant

By: /s/ Corey J. Waldinger

Name: Corey J. Waldinger

Title: Managing Director, Capital Markets

PotlatchDeltic Corporation

fifth Amendment to Second Amended and Restated Term Loan Agreement

SCHEDULE 2.01

TERM LOAN P

Lender	Commitment	Applicable Percentage
Northwest Farm Credit Services, PCA*	$40,000,000.00	100.000000000%
Total	$40,000,000.00	100.000000000%

* Prior to giving effect to the participations noted below.

Lender	Voting Participant	Term Loan P Commitment	Resulting Term Loan P Commitment / Participation	Resulting Applicable Percentage of Term Loan
Northwest Farm Credit Services, PCA	-	$40,000,000.00	$9,058,065.00	22.645162500%
	American AgCredit, FLCA		$4,774,194.00	11.935485000%
	Farm Credit East, ACA		$2,387,097.00	5.967742500%
	Farm Credit Services of America, FLCA		$4,425,806.00	11.064515000%
	Farm Credit West, FLCA		$3,819,355.00	9.548387500%
	Farm Credit Mid-America, FLCA		$4,425,806.00	11.064515000%
	Capital Farm Credit, FLCA		$2,387,097.00	5.967742500%
	AgFirst Farm Credit Bank		$5,380,645.00	13.451612500%
	AgCountry Farm Credit Services, FLCA (f/k/a FCS Commercial Finance Group, for AgCountry Farm Credit Services, FLCA)		$3,341,935.00	8.354837500%
TOTAL		$40,000,000.00	$40,000,000.00	100.000000000%

Voting Participants - Commitments and Applicable Percentages